SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 29, 2007 (November 28, 2007)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

The information provided under Item 5.02, below, is hereby incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Bruce A. Williamson currently serves as Chairman and CEO of Dynegy Inc. (“Dynegy”) pursuant to an amended employment agreement. Under the terms of that amended employment agreement, Mr. Williamson’s employment agreement extends through December 31, 2007, and thereafter for successive one-year periods unless either party presents notice of termination no later than 30 days prior to the end of the term.

Dynegy’s Board of Directors, including the Compensation and Human Resources Committee thereof, has completed a review of Mr. Williamson’s employment agreement and the potential applicability of the recently promulgated final regulations under Section 409A of the Internal Revenue Code. In connection with the conclusion of this review, the Board and Mr. Williamson have mutually agreed to continue Mr. Williamson’s employment without an employment agreement and, therefore, to terminate Mr. Williamson’s employment agreement effective as of December 31, 2007.

Beginning January 1, 2008, Mr. Williamson’s employment with Dynegy will continue on an at-will basis, and Mr. Williamson will receive the benefits and protections of Dynegy’s executive severance and other benefit plans or comparable arrangements. In particular, his severance, retirement, death, disability and other employment-related benefits will be provided under (1) a Termination of Employment Agreement and Supplemental Benefits Agreement, dated as of November 28, 2007, between Dynegy and Mr. Williamson (the “November 28th Letter Agreement”), and (2) the benefit plans, policies and programs provided to Dynegy’s other officers. Those benefits will include:

•

Continuation of Mr. Williamson’s current annual base salary of $1 million and an annual short-term incentive target of 100% of his annual base salary, in each case subject to annual review and potential adjustment by Dynegy’s Board of Directors; and

•

Involuntary termination and good reason termination benefits, including any such benefits applicable following a change in control, in each case generally consistent with the benefits currently provided to Mr. Williamson pursuant to his employment agreement. Going forward, these benefits will be provided under the severance pay plans applicable to Dynegy’s other officers, as such plans may be amended or supplemented from time to time.

The November 28th Letter Agreement is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document
10.1	Letter Regarding Termination of Employment Agreement dated November 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY, INC. (Registrant)

Dated: November 28, 2007	By:	/S/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President, Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Document
10.1	Letter Regarding Termination of Employment Agreement dated November 28, 2007

*	Filed herewith.